UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No.                )

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Monmouth Real Estate Investment Corporation
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 7, 2022

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-33177	22-1897375
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

101 Crawfords Corner Road, Suite 1405

Holmdel, NJ 07733

(Address of principal executive offices)

(732) 577-9996

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNR	New York Stock Exchange
6.125% Series C Cumulative Redeemable Preferred Stock	MNR-PC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on November 5, 2021, Monmouth Real Estate Investment Corporation, a Maryland corporation (“Monmouth”), Industrial Logistics Properties Trust, a Maryland real estate investment trust (“ILPT”), and Maple Delaware Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of ILPT (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) under which, subject to the terms and conditions thereof, ILPT will acquire Monmouth in an all-cash transaction (the “Merger”). Under the terms and subject to the conditions set forth in the Merger Agreement, Monmouth will merge with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of ILPT. Upon the closing of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Monmouth that is issued and outstanding immediately prior to the Effective Time (other than shares owned by Monmouth, ILPT or Merger Sub) will be automatically converted into the right to receive $21.00 per share in cash, without interest and subject to applicable withholding tax, and each share of 6.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, of Monmouth that is issued and outstanding immediately prior to the Effective Time (other than shares owned by Monmouth, ILPT or Merger Sub) will be automatically converted into the right to receive an amount in cash equal to $25.00 plus accumulated and unpaid dividends to, but not including, the date the Merger is completed.

On February 7, 2022, Monmouth, ILPT, and Merger Sub entered into Amendment No. 1 (the “Amendment”) to the Merger Agreement, pursuant to which, as a result of ILPT transferring all of the issued and outstanding limited liability company interests of Merger Sub to a direct wholly owned subsidiary of ILPT and Merger Sub thereby becoming an indirect wholly owned subsidiary of ILPT, the parties have agreed to amend certain representations and warranties of ILPT and Merger Sub.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On December 21, 2021, Monmouth filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement (the “Definitive Proxy Statement”) with respect to the special meeting of shareholders of Monmouth scheduled to be held on February 17, 2022 in connection with the Merger (the “Special Meeting”).

Litigation Relating to the Merger

Beginning on December 13, 2021, purported shareholders of Monmouth filed seven lawsuits in federal courts against Monmouth and members of Monmouth’s board of directors, challenging disclosures related to the Merger. These lawsuits, Wang v. Monmouth Real Estate Investment Corporation, et al., No. 1:21-cv-10632 (S.D.N.Y.), Whitfield v. Monmouth Real Estate Investment Corporation, et al., No. 1:21-cv-10854 (S.D.N.Y.), Wallace v. Monmouth Real Estate Investment Corporation, et al., No. 1:21-cv-07088 (E.D.N.Y.), Wilson v. Monmouth Real Estate Investment Corporation, et al., No. 3:22-cv-00074 (D.N.J.), Cohen v. Monmouth Real Estate Investment Corporation, et al., No. 1:22-cv-00184 (S.D.N.Y.), Jones v. Monmouth Real Estate Investment Corporation, et al., No. 3:22-cv-00105 (D.N.J.), and Waterman v. Monmouth Real Estate Investment Corporation, et al., No. 2:22-cv-00102 (E.D. Pa.), allege, among other things, that Monmouth and its directors violated Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder and that Monmouth’s directors violated Section 20(a) of the Exchange Act by causing the filing of a proxy statement relating to the Merger with the SEC that misstates or omits certain allegedly material information.

These lawsuits seek injunctive and other relief, including, among other things, enjoining the consummation of the Merger, rescission of the Merger to the extent implemented (or rescissory damages), directing the defendants to disseminate a proxy statement that does not contain any untrue statements of material fact and that states all material facts required in it or necessary to make the statements contained therein not misleading, accounting for damages, a declaration that Monmouth and its directors violated Sections 14(a) and/or 20(a) of the Exchange Act and Rule 14a-9 thereunder, and an award of the plaintiff’s costs, including attorneys’ and experts’ fees.

In addition, Monmouth and members of Monmouth’s board of directors are defendants in a putative class action lawsuit filed on August 4, 2021, and amended on January 14, 2022, by a purported shareholder of Monmouth (Ross v. Conway et al., No. 24-C-21-003425CN (Md. Cir. Ct. Balt.)) (the “Ross Complaint”) that alleges, among other things, that the defendants violated fiduciary duties by misrepresenting or omitting allegedly material information in the Definitive Proxy Statement and that plaintiff’s counsel is entitled to attorneys’ fees and expenses in connection with disclosures related to Monmouth’s now-terminated merger agreement with Equity Commonwealth. The Ross Complaint seeks relief including, among other things, enjoining the vote on the Merger, compensatory damages, awarding plaintiff the costs of the action, and awarding plaintiff’s counsel attorneys’ fees and expenses.

Monmouth believes that the claims asserted in the federal lawsuits and the Ross Complaint (the “Complaints”) are without merit and that no further disclosure is required under applicable law. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, Monmouth specifically denies all allegations in the Complaints that any additional disclosure was or is required.

Supplemental Disclosures to Definitive Proxy Statement

This supplemental information to the Definitive Proxy Statement should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Definitive Proxy Statement, and all terms used but not defined below shall have the meanings set forth in the Definitive Proxy Statement.

The following underlined language is added to the penultimate paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Background of the Merger” that appears on page 32.

Also on November 4, 2021, Monmouth, with the approval of its board of directors, entered into an agreement with Blackwells pursuant to which Blackwells would withdraw its proposals, support the proposed transaction and enter into various standstill, solicitation and support arrangements. The agreement provided for Monmouth’s partial expense reimbursement to Blackwells of $3.85 million for certain of Blackwells’s documented, actual out-of-pocket third party professional fees and expenses. Monmouth simultaneously entered into an agreement with its former general counsel and Blackwells to settle and dismiss all claims between them in the New Jersey litigation, which agreement provided for mutual partial reimbursement of litigation expenses, with net reimbursement payable by Monmouth to Blackwells of $4 million.

The following paragraph and table are added after the third paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinions of Monmouth’s Financial Advisors—Opinion of J.P. Morgan—Public Trading Multiples” that appears on page 38.

The P/2022E AFFO, P/2022E FFO and Implied Capitalization Rate for each selected company with respect to Monmouth are as follows:

	P/2022E AFFO		P/2022E FFO		Implied Capitalization Rate

STAG Industrial, Inc.	22.3	x	20.4	x	4.7%
Lexington Realty Trust	21.5	x	19.4	x	4.8%
Monmouth	21.1	x	21.1	x	4.9%

The following underlined language is added to the fourth paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinions of Monmouth’s Financial Advisors—Opinion of CSCA—Selected Precedent Transactions Analysis” that appears on page 45.

CSCA applied the range of implied cash capitalization rates from the selected precedent transactions to Monmouth’s pro forma cash NOI, reflecting projected CY 2022 Cash NOI as reflected in Monmouth management forecasts described under “The Merger—Summary of Certain Monmouth Unaudited Prospective Financial Information—Monmouth Multi-Year Projected Cash Flows” and adjusted to reflect the full year run rate effect of acquisitions under contract and expansions in-progress as provided by Monmouth’s management, to calculate the range of implied gross real estate values. To determine the implied equity values for Monmouth, CSCA added certain tangible assets and subtracted certain tangible liabilities, each based on information provided by Monmouth management. The following table sets forth the results of such analyses.

The following underlined language is added to the first paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinions of Monmouth’s Financial Advisors—Opinion of CSCA—Capitalization Rate Valuation Analysis” that appears on page 45.

In performing the capitalization rate valuation analysis with respect to Monmouth, CSCA utilized a range of property-level cash capitalization rates selected by CSCA and informed from a variety of sources including, but not limited to, the Industrial Peer Group, precedent transactions and industry research, among other sources, as well as based on its professional judgment. An estimated range of real estate values was calculated by applying a range of cash capitalization rates from 4.50% to 5.25% to Monmouth’s pro forma cash NOI, as provided by Monmouth management. To determine the implied equity values for Monmouth, CSCA added certain tangible assets and subtracted certain tangible liabilities, each based on information provided by Monmouth management. The following table sets forth the results of such analyses.

The following underlined language is added to, and the following stricken-through language is deleted from, the first paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinions of Monmouth’s Financial Advisors—Opinion of CSCA—Discounted Cash Flow Analysis” that appears on page 47.

CSCA performed a discounted cash flow analysis with respect to Monmouth by calculating the estimated present value as of September 30, 2021 of (i) estimates of unlevered free cash flow for Monmouth from October 1, 2021 through December 31, 2026, as reflected in Monmouth management forecasts described under “The Merger—Summary of Certain Monmouth Unaudited Prospective Financial Information—Monmouth Multi-Year Projected Cash Flows” and (ii) a range of terminal values of Monmouth based on annualized December 2026 EBITDA excluding dividend and interest income and straight-line rent ~~as of December 2026~~, all of which were discussed with, and approved by, Monmouth for use by CSCA in its analysis. For purposes of its analysis, CSCA utilized a range of discount rates from 6.00% to 6.50%, which CSCA derived utilizing the capital asset pricing model which requires certain company-specific inputs, including Monmouth’s capital structure weightings, the cost of long-term debt, and a beta for Monmouth, as well as certain financial metrics for the United States financial markets generally. The range of estimated terminal values of approximately $4.3 billion to $5.0 billion for Monmouth was calculated by applying a selected range of EBITDA multiples of 20.0x to 23.0x to annualized December 2026 EBITDA as described above, selected by CSCA based in part on the historical EBITDA trading multiples of the Industrial Peer Group and in part on CSCA’s professional judgment.

The following underlined language is added to the last paragraph in the section of the Definitive Proxy Statement entitled “The Merger—Opinions of Monmouth’s Financial Advisors—Opinion of CSCA—General” that appears on page 48.

CSCA is acting as non-exclusive financial advisor to Monmouth in connection with the Merger and will receive a non-contingent fee from Monmouth for its services of $1.0 million which became payable upon the delivery of CSCA’s opinion (in addition to the $2.0 million of fees paid to CSCA for the delivery of CSCA’s prior opinions in connection with the now-terminated transaction with EQC). In addition, Monmouth has agreed to reimburse CSCA for certain reasonable out-of-pocket expenses and indemnify CSCA for certain liabilities that may arise out of its engagement by Monmouth and the rendering of CSCA’s opinion. Pursuant to the terms of the engagement, CSCA may be paid customary additional fees at CSCA’s standard hourly rates for any time incurred should CSCA be called upon to support its findings or provide further services related to its opinion subsequent to the delivery of its opinion. CSCA will also receive a success fee, which is contingent upon the consummation of the Merger, equal to 0.70% of the transaction value, which is estimated to be approximately $14.5 million. The prior opinion fees paid to CSCA will be fully credited against the success fee, and the opinion fee with respect to this transaction will be 50% credited against the success fee. Pursuant to a separate advisory agreement with Monmouth dated December 8, 2020, CSCA has received and will receive quarterly advisory fees from Monmouth until such agreement is terminated. In the two years preceding the date of its opinion, CSCA has provided certain financial advisory services for Monmouth, having received approximately $2.2 million for such services, including the $2.0 million of fees paid for the delivery of prior fairness opinions in connection with the now-terminated transaction with EQC, reimbursement of approximately $0.1 million of related expenses and approximately $0.2 million of quarterly advisory fees. In the two years preceding the date of its opinion, CSCA has not provided any investment banking or advisory services to ILPT or RMR. CSCA may in the future provide investment banking and advisory services to ILPT or RMR for which it may receive customary fees and reimbursement of expenses.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
2.1	Amendment No. 1 to Agreement and Plan of Merger, dated as of February 7, 2022, by and among Monmouth Real Estate Investment Corporation, Industrial Logistics Properties Trust, and Maple Delaware Merger Sub LLC
104	Cover Page Interactive Data File, formatted in inline XBRL.

Additional Information and Where to Find It

In connection with the Special Meeting, Monmouth filed the Definitive Proxy Statement with the SEC on December 21, 2021 and commenced mailing of the Definitive Proxy Statement to the common shareholders of Monmouth. Monmouth may also file other relevant documents with the SEC regarding the Merger. This document is not a substitute for the Definitive Proxy Statement or any other document that Monmouth has filed or may file with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT HAS BEEN OR MAY BE FILED WITH THE SEC OR OTHERWISE BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT MONMOUTH, ILPT, AND THE PROPOSED MERGER. Investors and security holders are able to obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC by Monmouth (in the case of such other documents, when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders are able to obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC (in the case of such other documents, when they become available) on Monmouth’s website at www.mreic.reit.

Participants in the Solicitation

Monmouth and certain of its directors and executive officers and other employees may be deemed to be participants in a solicitation of proxies from Monmouth’s shareholders under the rules of the SEC. Investors may obtain information regarding the names, affiliations and interests of directors and executive officers of Monmouth in Monmouth’s definitive proxy statement on Schedule 14A for its 2021 annual meeting of shareholders, which was filed with the SEC on November 15, 2021. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Definitive Proxy Statement and other relevant materials to be filed with the SEC in respect of the proposed Merger.

Forward-Looking Statements

Some of the statements contained in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the federal securities laws, including, but not limited to, statements regarding consummating the Merger. Any forward-looking statements contained in this Current Report on Form 8-K are intended to be made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this communication reflect Monmouth’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed in any forward-looking statement, including, without limitation, (i) inability to complete the proposed Merger because, among other reasons, one or more conditions to the closing of the proposed Merger may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the proposed Merger; (iii) potential adverse effects or changes to relationships with tenants, employees, service providers or other parties resulting from the announcement or completion of the proposed Merger; (iv) the outcome of any legal proceedings instituted against the parties and others related to the proposed Merger; (v) possible disruptions from the proposed Merger that could harm Monmouth’s business, including current plans and operations; (vi) unexpected costs, charges or expenses resulting from the proposed Merger; (vii) legislative, regulatory and economic developments; and (viii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreak of war or hostilities and epidemics and pandemics, including COVID-19, as well as management’s response to any of the aforementioned factors. Monmouth does not guarantee that the proposed Merger and events described will happen as described (or that they will happen at all). For a further discussion of other factors that could cause Monmouth’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in Monmouth’s most recent Annual Report on Form 10-K and in its Quarterly Reports on Form 10-Q for subsequent quarters and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in Monmouth’s Definitive Proxy Statement.

While forward-looking statements reflect Monmouth’s good faith beliefs, they are not guarantees of future performance. Monmouth disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monmouth Real Estate Investment Corporation

Dated: February 7, 2022	By:	/s/ Kevin S. Miller
Kevin S. Miller
Chief Financial Officer, its principal financial officer and principal accounting officer

Exhibit 2.1

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This Amendment No. 1 to agreement and plan of merger (this “Amendment”) is made and entered into as of February 7, 2022, by and among Industrial Logistics Properties Trust, a Maryland real estate investment trust (“Parent”), Maple Delaware Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), and Monmouth Real Estate Investment Corporation, a Maryland corporation (the “Company” and, together with Parent and Merger Sub, each a “party” and collectively, the “parties”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, the parties entered into that certain Agreement and Plan of Merger, dated as of November 5, 2021 (the “Agreement”);

WHEREAS, Parent desires to transfer all of the issued and outstanding limited liability company interests of Merger Sub to a direct wholly owned Maryland real estate investment trust subsidiary of Parent, and after such transfer, Merger Sub will be an indirect wholly owned subsidiary of Parent; and

WHEREAS, in accordance with Section 9.9 of the Agreement, the Parties wish to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. The Amendment

1.1	Amendment to Section 4.5. Section 4.5 (Capitalization; Interim Operations of Merger Sub) of the Agreement is hereby amended by deleting the last sentence of that Section 4.5 in its entirety and restating such sentence in its entirety to read as follows:

“All of the issued and outstanding limited liability company interests of Merger Sub are owned directly or indirectly by Parent. On or prior to February 7, 2022, the Subsidiary of Parent that directly owns all of the issued and outstanding limited liability company interests of Merger Sub, in its capacity as the sole member of Merger Sub, (i) approved and declared it advisable, and in the best interests of Merger Sub to enter into this Agreement providing for the Merger, upon the terms and subject to the conditions set forth herein, and (ii) approved the execution, delivery and performance by Merger Sub of this Agreement and the consummation of the transactions to which Merger Sub is a party contemplated hereby, upon the terms and subject to the conditions set forth herein.”

2. Miscellaneous Provisions

2.1	Effect of Amendment. This Amendment shall be effective as of the date first written above. For the avoidance of doubt, all references (a) in the Agreement to “this Agreement” and (b) to the Agreement in any other agreements, exhibits, schedules and disclosures schedules referred to in the Agreement, will in each case be deemed to reference the Agreement as amended by this Amendment. This Amendment is limited precisely as written and except to the extent specifically amended herein or supplemented hereby, the Agreement remains unchanged and in full force and effect.

2.2	Counterparts. This Amendment may be executed and delivered in two (2) or more counterparts, including by facsimile or other form of electronic transmission, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party has received counterparts thereof signed and delivered (by electronic communication, facsimile or otherwise) by all of the other parties.

2.3	Governing Law. This Amendment and any disputes or controversies arising out of or relating to this Amendment or the transactions contemplated hereby (whether in contract, tort or otherwise) shall be governed by and construed in accordance with Section 9.11 (Governing Law and Venue; Waiver of Jury Trial) of the Agreement.

(The remainder of this page is left blank.)

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

INDUSTRIAL LOGISTICS PROPERTIES TRUST

By:	/s/ John G. Murray
Name:	John G. Murray
Title:	President and Chief Executive Officer

MAPLE DELAWARE MERGER SUB LLC

By:	/s/ John G. Murray
Name:	John G. Murray
Title:	President and Chief Executive Officer

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

By:	/s/ Michael Landy
Name:	Michael Landy
Title:	President and CEO

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]